Exhibit 99.1
Coleman Cable, Inc. Announces Tender Offer and Consent Solicitation
Waukegan, Ill., January 20, 2010 – Coleman Cable, Inc. (NASDAQ: CCIX) (“Coleman Cable”), a leading manufacturer and innovator of electrical and electronic wire and cable products, announced today that it has commenced a cash tender offer (the “Tender Offer”) and consent solicitation (the “Consent Solicitation,” and together with the Tender Offer, the “Offer”) for any and all of its outstanding 9.875% Senior Notes due 2012 (CUSIP 193459AB0) (the “Notes”). The Tender Offer and Consent Solicitation are described in the Offer to Purchase and Consent Solicitation Statement dated January 20, 2010 (the “Offer to Purchase”). The Offer will expire at 11:59 p.m., New York City time, on February 17, 2010, unless extended (the “Expiration Date”).
Holders who validly tender their Notes and provide their consents to the proposed amendments to the indenture governing the Notes prior to the consent payment deadline of 5:00 p.m., New York City time, on February 2, 2010, unless extended (the “Consent Payment Deadline”), shall receive the total consideration equal to $1,027.50 per $1,000 principal amount of the Notes, which includes a consent payment of $30.00 per $1,000 principal amount of the Notes, plus any accrued and unpaid interest on the Notes up to, but not including, the applicable payment date for such Notes. The Offer contemplates an early settlement option, so that holders whose Notes are validly tendered prior to the Consent Payment Deadline and accepted for purchase could receive payment as early as February 3, 2010.
Holders who validly tender their Notes after the Consent Payment Deadline but on or prior to the Expiration Date will receive the tender offer consideration equal to $997.50 per $1,000 principal amount of the Notes, plus any accrued and unpaid interest on the Notes up to, but not including, the applicable payment date for such Notes. Holders of Notes tendered after the Consent Payment Deadline will not receive a consent payment.
Following receipt of the consent of the holders of at least a majority in aggregate principal amount of the outstanding Notes, Coleman Cable will execute a supplemental indenture effecting the proposed amendments. Except in certain circumstances, Notes tendered may be validly withdrawn until the earlier of (i) 5:00 p.m., New York City time, on February 2, 2010 or (ii) the execution of the supplemental indenture.
The Offer is subject to a number of conditions that are set forth in the Offer to Purchase, including without limitation, (i) the receipt of the required consents to amend and supplement the indenture governing the Notes in connection with the Consent Solicitation and the execution of a supplemental indenture effecting such amendments by the applicable parties, (ii) Coleman Cable having obtained sufficient funds from the sale of senior notes due 2018 on terms and conditions satisfactory to Coleman Cable to allow it to pay the consideration, costs and expenses of the Offer and (iii) other general conditions as described in the Offer to Purchase.

Coleman Cable has engaged BofA Merrill Lynch and Wells Fargo Securities as joint Dealer Managers and Solicitation Agents for the Offer. Persons with questions regarding the Offer should contact BofA Merrill Lynch at (888) 292-0070 (toll-free) or (646) 855-3401 (collect) or Wells Fargo Securities at (866) 309-6316 (toll-free) or (704) 715-8341 (collect). Requests for copies of the Offer to Purchase or other tender offer materials may be directed to Global Bondholder Services Corporation, the Information Agent, at (866) 470-4500 (toll-free) or (212) 430-3774 (collect).
This press release does not constitute an offer to purchase the Notes or a solicitation of consents to amend the related indenture. The Offer is made solely pursuant to the Offer to Purchase. The Offer is not being made to holders of Notes in any jurisdiction in which the making or accepting thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction.
About Coleman Cable, Inc.
Coleman Cable, Inc. is a leading manufacturer and innovator of electrical and electronic wire and cable products for the security, sound, telecommunications, electrical, commercial, industrial, and automotive industries. With extensive design and production capabilities and a long-standing dedication to customer service, Coleman Cable, Inc. is the preferred choice of cable and wire users throughout the United States.
Various statements included in this release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact constitute forward-looking statements. These statements may be identified by the use of forward-looking terminology such as “believes,” “plans,” “anticipates,” “expects,” “estimates,” “continues,” “could,” “may,” “might,” “potential,” “predict,” “should,” or the negative thereof or other variations thereon or comparable terminology. In particular, statements about Coleman Cable’s expectations, beliefs, plans, objectives, assumptions or future events, financial results or performance contained in this release are forward-looking statements. Coleman Cable has based these forward-looking statements on its current expectations, assumptions, estimates and projections. While Coleman Cable believes these expectations, assumptions, estimates and projections are reasonable, such forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond our control. These and other important factors, including those discussed in Coleman Cable’s most recent Annual Report on Form 10-K (available at www.sec.gov), may cause its actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.
In addition, any forward-looking statements represent Coleman’s views only as of today and should not be relied upon as representing its views as of any subsequent date. While Coleman may elect to update forward-looking statements at some point in the future, it specifically disclaims any obligation to do so, even if its estimates change and, therefore, you should not rely on these forward-looking statements as representing Coleman’s views as of any date subsequent to today.
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Investor Contacts:
Philip Kranz, Dresher Corporate Services, 312-780-7240, pkranz@dresherco.com